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                                 EXHIBIT No. 11

            APPLIED BIOSCIENCE INTERNATIONAL INC. AND SUBSIDIARIES
                       COMPUTATION OF EARNINGS PER SHARE
                    (in thousands, except per share amounts)

                                                                                 Three Months Ended,
                                                                                      March 31
                                                                          1996                         1995
                                                                       -----------                  -----------

PRIMARY EARNINGS PER SHARE:

   Net income                                                            $  1,227                   $     436
                                                                       ===========                  ===========
   Weighted average number of shares of
      common outstanding during the period                                 29,271                      28,173

   Common stock equivalents assuming
      exercise of stock options (a)                                           414                         257
                                                                       -----------                  -----------
   Weighted average common  and common
      equivalent shares outstanding                                        29,685                      28,430
                                                                       ===========                  ===========
   Primary earnings per share                                               $0.04                       $0.02
                                                                       ===========                  ===========

FULLY DILUTED EARNINGS PER SHARE:

   Net income                                                            $  1,227                   $     436
                                                                       ===========                  ===========
   Weighted average number of shares of
      common outstanding during the period                                 29,271                      28,173
   Common stock equivalents assuming
      exercise of stock options (a)                                           574                         261
                                                                       -----------                  -----------
   Weighted average common  and common
      equivalent shares outstanding                                        29,845                      28,434
                                                                       ===========                  ===========
   Fully diluted earnings per share                                         $0.04                       $0.02
                                                                       ===========                  ===========
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(a) In the calculation of common stock equivalents, stock options are assumed to be exercised at the beginning of the period.  The proceeds from the options exercised are assumed to be used to purchase common stock at (i)
    the average market price during the period for primary earnings per share and (ii) the higher of the average or last market price during the period for fully diluted earnings per share.




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